Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG 2022 EARNINGS RESULTS

•Year-end 2022 GAAP earnings of $4.51 per share; operating earnings of $5.09 per share
•Company advances strategic initiatives including sales agreement for contracted renewables, new FERC 203 filing for Kentucky sale and continued strategic review of retail business
•2023 operating earnings (non-GAAP) guidance range reaffirmed at $5.19 to $5.39 per share with long-term growth rate of 6% to 7%

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2022	2021	Variance	2022	2021	Variance
Revenue ($ in billions):	4.9	4.1	0.8	19.6	16.8	2.8
Earnings ($ in millions):
GAAP	384.3	538.9	(154.6)	2,307.2	2,488.1	(180.9)
Operating (non-GAAP)	540.1	496.2	43.9	2,605.2	2,372.9	232.3

EPS ($):
GAAP	0.75	1.07	(0.32)	4.51	4.97	(0.46)
Operating (non-GAAP)	1.05	0.98	0.07	5.09	4.74	0.35
EPS based on 514 million shares 4Q 2022, 504 million shares 4Q 2021, 512 million shares YTD 2022 and 501 million shares YTD 2021.

COLUMBUS, Ohio, Feb 23, 2023 -- American Electric Power (Nasdaq: AEP) today reported fourth-quarter 2022 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $384 million or $0.75 per share, compared with GAAP earnings of $539 million or $1.07 per share in fourth-quarter 2021. Operating earnings for fourth-quarter 2022 were $540 million or $1.05 per share, compared with operating earnings of $496 million or $0.98 per share in fourth-quarter 2021. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
Year-end 2022 GAAP earnings were $2.3 billion or $4.51 per share, compared with GAAP earnings of $2.5 billion or $4.97 per share for year-end 2021. Year-end 2022 operating earnings were $2.6 billion or $5.09 per share, compared with operating earnings of $2.4 billion or $4.74 per share for year-end 2021.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Our focus on building a safe, reliable and cleaner energy system for the future while keeping rates affordable and attracting new business to our service territory is delivering benefits for our customers, communities and investors,” said Julie Sloat, AEP president and chief executive officer.
“AEP is leading one of the largest clean energy transformations in the country with our current plan to add more than 15 gigawatts of new renewable resources over the next decade. This transition allows us to add fuel-free generation for the benefit of our customers. At the same time, the $26 billion we plan to invest in our transmission and distribution systems over the next five years will help ensure the continued delivery of safe, reliable and affordable power to serve our communities,” Sloat said.
“We’re strengthening our focus on these regulated investments and de-risking the business through active management of our portfolio, including the agreement that we announced yesterday to sell 1,365 megawatts of unregulated contracted renewables. We expect to close on that sale in the second quarter of 2023. We continue working closely with Liberty to complete the sale process of our Kentucky operations, filing a new FERC 203 application earlier this month and requesting expedited approval of the transaction. We also remain committed to completing the strategic review of our retail business in the first half of this year.
“We’re seeing the tangible benefits of our long-term, strategic economic development program, despite global economic uncertainty and inflationary cost pressures. Two-thirds of our industrial load growth in 2022 was directly tied to our previous economic development efforts. Bringing new jobs and growth to our communities also helps maintain affordability as we make critical investments in the energy system,” Sloat said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 22	4Q 21	Variance	YTD 22	YTD 21	Variance
Vertically Integrated Utilities (a)	215.7	177.3	38.4	1,292.0	1,113.6	178.4
Transmission & Distribution Utilities (b)	112.6	119.4	(6.8)	595.7	543.4	52.3
AEP Transmission Holdco (c)	188.1	170.3	17.8	673.5	677.8	(4.3)
Generation & Marketing (d)	(0.7)	27.8	(28.5)	283.6	217.5	66.1
All Other	(131.4)	44.1	(175.5)	(537.6)	(64.2)	(473.4)
Total GAAP Earnings (Loss)	384.3	538.9	(154.6)	2,307.2	2,488.1	(180.9)

Operating Earnings (non-GAAP)	4Q 22	4Q 21	Variance	YTD 22	YTD 21	Variance
Vertically Integrated Utilities (a)	208.7	196.1	12.6	1,307.9	1,131.2	176.7
Transmission & Distribution Utilities (b)	112.6	128.5	(15.9)	595.7	552.5	43.2
AEP Transmission Holdco (c)	188.1	166.1	22.0	673.5	673.8	(0.3)
Generation & Marketing (d)	81.1	30.4	50.7	256.7	129.2	127.5
All Other	(50.4)	(24.9)	(25.5)	(228.6)	(113.8)	(114.8)
Total Operating Earnings (non-GAAP)	540.1	496.2	43.9	2,605.2	2,372.9	232.3

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirms its 2023 operating earnings guidance range of $5.19 to $5.39 per share. Operating earnings could differ from GAAP earnings for matters such as divestitures, impairments or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.

AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 17,000 employees operate and maintain the nation’s largest electricity transmission system and more than 225,000 miles of distribution lines to safely deliver reliable and affordable power to 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 6,900 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2032. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and has committed to achieving net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of increased global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Fourth Quarter of 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		215.7	112.6	188.1	(0.7)	(131.4)	384.3	$0.75

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(7.0)	—	—	96.8	—	89.8	0.18
Pending Sale of Kentucky Operations	(d)	—	—	—	—	80.4	80.4	0.15
Mark-to-Market Impact of Certain Investments	(e)	—	—	—	—	(3.2)	(3.2)	(0.01)
Pending Sale of Unregulated Renewables	(f)	—	—	—	—	0.9	0.9	—
Impairment and Disposition of Investment in Flat Ridge 2	(g)	—	—	—	(15.0)	2.9	(12.1)	(0.02)
Total Special Items		(7.0)	—	—	81.8	81.0	155.8	$0.30

Operating Earnings (Loss) (non-GAAP)		208.7	112.6	188.1	81.1	(50.4)	540.1	$1.05

Financial Results for the Fourth Quarter of 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		177.3	119.4	170.3	27.8	44.1	538.9	$1.07

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	18.8	—	18.8	0.04
Pending Sale of Kentucky Operations	(d)	—	—	—	—	7.1	7.1	0.01
State Tax Law Changes	(h)	2.5	—	—	—	2.5	5.0	0.01
Accumulated Deferred Income Tax Adjustments	(i)	7.1	9.1	(4.2)	14.1	(78.6)	(52.5)	(0.11)
Gain on Sale of Certain Merchant Generation Assets	(j)	—	—	—	(30.3)	—	(30.3)	(0.06)
Dolet Hills Power Station Regulatory Disallowance	(k)	9.2	—	—	—	—	9.2	0.02
Total Special Items		18.8	9.1	(4.2)	2.6	(69.0)	(42.7)	$(0.09)

Operating Earnings (Loss) (non-GAAP)		196.1	128.5	166.1	30.4	(24.9)	496.2	$0.98

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Includes a $100 million loss on the expected sale of the Kentucky operations and other related third-party transaction costs
(e)Represents the impact of mark-to-market on certain investments
(f)Represents third-party transaction costs due to the unregulated renewable sales process
(g)Represents the impact of the impairment and disposition of AEP's investment in the Flat Ridge 2 wind farm joint venture
(h)Represents the impact of the remeasurement of accumulated deferred income taxes as a result of enacted state tax legislation in Arkansas, Louisiana, Oklahoma and West Virginia
(i)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(j)Represents the gain on the sale of certain merchant generation assets
(k)Represents the impact of the PUCT’s partial regulatory disallowance of SWEPCO’s investment in the Dolet Hills Power Station as a result of the 2020 Texas Base Rate Case

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2022	2021	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	7,456	7,024	6.2%
Commercial	5,701	5,437	4.9%
Industrial	8,602	8,383	2.6%
Miscellaneous	571	542	5.4%
Total Retail	22,330	21,386	4.4%

Wholesale Electric (in millions of KWh): (a)	3,711	4,183	(11.3)%

Total KWhs	26,041	25,569	1.8%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	5,880	5,748	2.3%
Commercial	6,970	6,325	10.2%
Industrial	6,304	6,252	0.8%
Miscellaneous	175	179	(2.2)%
Total Retail (b)	19,329	18,504	4.5%

Wholesale Electric (in millions of KWh): (a)	475	326	45.7%

Total KWhs	19,804	18,830	5.2%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,292.0	595.7	673.5	283.6	(537.6)	2,307.2	$4.51

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(8.5)	—	—	(68.5)	—	(77.0)	(0.15)
Accumulated Deferred Income Tax Adjustments	(d)	—	—	—	—	(2.0)	(2.0)	—
Pending Sale of Kentucky Operations	(e)	—	—	—	—	306.8	306.8	0.59
Gain on Sale of Mineral Rights	(f)	—	—	—	(91.9)	—	(91.9)	(0.18)
Mark-to-Market Impact of Certain Investments	(g)	—	—	—	—	(3.2)	(3.2)	(0.01)
Pending Sale of Unregulated Renewables	(h)	—	—	—	—	4.5	4.5	0.01
Impairment and Disposition of Investment in Flat Ridge 2	(i)	—	—	—	133.5	2.9	136.4	0.27
Virginia Triennial Review	(j)	24.4	—	—	—	—	24.4	0.05
Total Special Items		15.9	—	—	(26.9)	309.0	298.0	$0.58

Operating Earnings (Loss) (non-GAAP)		1,307.9	595.7	673.5	256.7	(228.6)	2,605.2	$5.09

Financial Results for Year-to-Date 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,113.6	543.4	677.8	217.5	(64.2)	2,488.1	$4.97

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(72.1)	—	(72.1)	(0.14)
Accumulated Deferred Income Tax Adjustments	(d)	7.1	9.1	(4.2)	14.1	(78.6)	(52.5)	(0.11)
Transaction Costs - Sale of Kentucky Operations	(k)	—	—	—	—	7.1	7.1	0.01
State Tax Law Changes	(l)	1.3	—	0.2		21.9	23.4	0.05
Gain on Sale of Certain Merchant Generation Assets	(m)	—	—	—	(30.3)	—	(30.3)	(0.06)
Dolet Hills Power Station Regulatory Disallowance	(n)	9.2	—	—	—	—	9.2	0.02
Total Special Items		17.6	9.1	(4.0)	(88.3)	(49.6)	(115.2)	$(0.23)

Operating Earnings (Loss) (non-GAAP)		1,131.2	552.5	673.8	129.2	(113.8)	2,372.9	$4.74

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(e)Includes a $363.3 million loss on the expected sale of the Kentucky operations and other related third-party transaction costs
(f)Represents the gain on the sale of certain mineral rights
(g)Represents the impact of mark-to-market on certain investments
(h)Represents third-party transaction costs due to the unregulated renewable sales process
(i)Represents the impact of the impairment and disposition of AEP's investment in the Flat Ridge 2 wind farm joint venture
(j)Represents the impact of the Virginia Supreme Court opinion on AEP's appeal of Appalachian Power's 2017-2019 Triennial Review
(k)Represents third-party transaction costs related to the expected sale of the Kentucky operations
(l)Represents the impact of the remeasurement of accumulated deferred income taxes as a result of enacted state tax legislation in Arkansas, Louisiana, Oklahoma and West Virginia
(m)Represents the gain on the sale of certain merchant generation assets
(n)Represents the impact of the PUCT’s partial regulatory disallowance of SWEPCO’s investment in the Dolet Hills Power Station as a result of the 2020 Texas Base Rate Case

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2022	2021	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	32,835	32,149	2.1%
Commercial	23,770	22,833	4.1%
Industrial	34,532	33,181	4.1%
Miscellaneous	2,316	2,214	4.6%
Total Retail	93,453	90,377	3.4%

Wholesale Electric (in millions of KWh): (a)	16,099	19,025	(15.4)%

Total KWhs	109,552	109,402	0.1%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	27,479	26,830	2.4%
Commercial	27,448	25,514	7.6%
Industrial	25,435	23,919	6.3%
Miscellaneous	753	737	2.2%
Total Retail (b)	81,115	77,000	5.3%

Wholesale Electric (in millions of KWh): (a)	2,198	2,018	8.9%

Total KWhs	83,313	79,018	5.4%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers